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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: April 9, 2014

KINGDOM KONCRETE, INC.

 (Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

333-138111	20-5587756
(Commission File Number)	(I.R.S. Employer Identification No.)

4232 E. Interstate 30, Rockwall, Texas 75087

(Address of principal executive offices)

(972) 771-4205

(Issuer's telephone number)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Merger with Latitude 360, Inc.

On April 8, 2014, Kingdom Koncrete, Inc., a Nevada corporation (the “Company”), Latitude Global Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”), and Latitude 360, Inc., a Florida corporation (“L360”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Under the terms of the Merger Agreement, at the effective time, Merger Sub will merge with and into L360 with L360 surviving as our wholly-owned subsidiary (the “Merger”) and all the issued and outstanding shares of common stock of L360 will be converted into the right to receive such number of shares of our common stock so that the shareholders of L360 immediately prior to the Merger will collectively own approximately 99.3% of our outstanding ownership after the Merger, and our common stockholders immediately prior to the Merger will collectively own the remainder, calculated on a fully diluted basis.  Except for certain convertible securities which will not convert into shares of our common stock in connection with the Merger, each L360 convertible security outstanding at the effective time will automatically be converted into a like convertible security or the right to receive a like convertible security, to acquire the number of shares of our common stock as the holder of an L360 convertible security entitled to receive at an exercise price per share appropriately adjusted so that the aggregate exercise price will be the same as it was prior to the effective time of the Merger.

The closing of the Merger is subject to a number of conditions, including the approval the L360 shareholders, as well as other customary closing conditions in similar transactions. The closing of the Merger is scheduled to take place on or before May 2, 2014.  A copy of the Merger Agreement is filed as Exhibit 10.1 to this report.  The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibit.

Effect of the Merger on the Name and Trading Symbol

Both our CUSIP number and our trading symbol for our common stock which trades on the OTCQB Tier of the OTC Markets, Inc. will change as a result of the name change.  The new CUSIP number will be [____].  We are submitting the notification and certain other information to the Financial Information Regulatory Association, Inc. (“FINRA”) to process the name change.  At such time as we are assigned a new trading symbol, we will make a subsequent announcement.

There will be no mandatory exchange of stock certificates.  Following the name change the share certificates which reflect our prior name will continue to be valid.  Certificates reflecting the new corporate name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent, Signature Stock Transfer, Inc., telephone 972-612-4120.

Item 9.01 Financial Statements and Exhibits

10.1 Agreement and Plan of Merger

99.1 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 9, 2014

Kingdom Koncrete, Inc.

By:	/s/ Edward Stevens
Edward Stevens President and CEO (Principal Executive, Financial and Accounting Officer)

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